Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of Ardent Mines Limited (the "Company") on Form 10-Q for the period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date here of (the "report"), I, Urmas Turu, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

    Dated this 17th day of May, 2010.

URMAS TURU
Urmas Turu,
Chief Executive Officer and Chief Financial Officer

A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ardent Mines Limited and will be retained by Ardent Mines Limited and furnished to the Securities and Exchange Commission or its staff upon request.